Exhibit 10.37

EIGHTH Amendment to Loan and security agreement

This Eighth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 10, 2020, by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and (ii) ROSETTA STONE LTD., a Virginia corporation, and LEXIA LEARNING SYSTEMS LLC, a Delaware limited liability company (individually and collectively, jointly and severally, the “Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of October 28, 2014, as amended by a certain First Amendment to Loan and Security Agreement dated March 31, 2015, as further amended by a certain Second Amendment to Loan and Security Agreement dated May 1, 2015, as further amended by a certain Third Amendment to Loan and Security Agreement dated June 26, 2015, as further amended by a certain Fourth Amendment to Loan and Security Agreement dated December 29, 2015, as further amended by a certain Joinder and Fifth Amendment to Loan and Security Agreement dated March 14, 2016, and as further amended by a certain Sixth Amendment to Loan and Security Agreement dated March 10, 2017, as further amended by a certain Seventh Amendment to Loan and Security Agreement dated March 4, 2019 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.4 (Payment of Interest on Advances).  Section 2.4(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) the Prime Rate, or (ii) one and one half percentage points (1.50%).  Interest shall be payable quarterly in accordance with Section 2.4(d) below.”

2.2Section 6.7 (Operating Accounts).  Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7Operating Accounts.

(a)Maintain Holdings’ and all of its Subsidiaries’ (excluding Immaterial Subsidiaries) primary operating, other primary deposit accounts, and excess cash with Bank and Bank’s Affiliates at all times.  Maintain the Designated Deposit Account with Bank at all times on and after the Effective Date.

(b)In addition, Borrower shall obtain any business credit card, letters of credit, and cash management services exclusively from Bank.

(c)Provide Bank five (5) days’ prior written notice before establishing any Collateral Account in the United States with a value in excess of Three Hundred Thousand Dollars ($300,000) at or with any bank or financial institution other than Bank or Bank’s Affiliates.  For each Collateral Account in the United States with a value in excess of Three Hundred Thousand Dollars ($300,000) that any Credit Party at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank.  The provisions of the previous sentence shall not apply to accounts constituting Excluded Assets.  At no time shall the Credit Parties maintain Collateral Accounts that are not subject to a Control Agreement in favor of Bank or otherwise subject to a Lien in favor of Bank with aggregate deposits in excess of One Million Five Hundred Thousand Dollars ($1,500,000).”

2.3Section 6.12 (Formation or Acquisition of Subsidiaries).  Section 6.12 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.12Formation or Acquisition of Subsidiaries.  Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, (i) at any time that Ultimate Parent or any of its Domestic Subsidiaries forms any direct or indirect Domestic Subsidiary or acquires any direct or indirect Domestic Subsidiary, in each case, other than an Immaterial Subsidiary, after the Effective Date (including, without limitation, pursuant to a Division), the Credit Parties shall,  (a) cause such new Domestic Subsidiary to provide to Bank a joinder to the Loan Documents to cause such Domestic Subsidiary to become a Credit Party hereunder or a Guarantor of the obligations of Borrower hereunder (as determined by Bank in its reasonable discretion), together with such appropriate documents, all in form and substance reasonably satisfactory to Bank, necessary to grant Bank a first priority Lien (subject to Permitted Liens) in and to any Collateral of such newly formed or acquired Domestic Subsidiary, (b) provide to Bank such amendment(s) to the Loan Documents to cause the pledge of 100% of the capital stock of such Domestic Subsidiary as Collateral and deliver to Bank appropriate an stock certificates, stock powers,  and financing statements pledging 100% of the capital stock of such Domestic Subsidiary and (c) provide to Bank, in form and substance reasonably satisfactory to Bank, any officers’ certificates, resolutions and financing statements and, if  requested by Bank, opinions of counsel reasonably satisfactory to Bank, which in Bank’s opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above and (ii) at any time that Ultimate Parent or any of its Domestic Subsidiaries forms any direct or indirect Foreign Subsidiary or acquires any direct or indirect Foreign Subsidiary, in each case, other than an Immaterial Subsidiary, after the Effective Date (including, without limitation, pursuant to a Division), the Credit Parties shall, provide to

Bank such amendment(s) to the Loan Documents to cause the pledge of 66% of the voting capital stock of such Foreign Subsidiary owned by Ultimate Parent or a Domestic Subsidiary of Ultimate Parent, in each case, other than an Immaterial Subsidiary, as Collateral and deliver to Bank appropriate stock certificates and stock powers (if certificated), and financing statements pledging 66% of the voting capital stock of such Foreign Subsidiary.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.12 shall be a Loan Document.  Notwithstanding the foregoing, in the event that the Credit Parties make an Investment in any Non-Wholly-Owned Subsidiary, the Credit Parties shall not be required to comply with the provisions of this Section 6.12; provided, however, that at no time shall the aggregate amount of all such Investments in Non-Wholly-Owned Subsidiaries exceed Ten Million Dollars ($10,000,000).”

2.4Section 7.1 (Dispositions).  Section 7.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.1Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.  For avoidance of doubt, each of (i) the creation, incurrence, allowance, or sufferance of a Lien constituting a Permitted Lien, (ii) the payment or making of an Investment constituting a Permitted Investment, (iii) the payment of a dividend or making of any distribution or payment or redemption, retirement, or repurchase of capital stock permitted by Section 7.7 hereof, and (iv) the occurrence of a transaction permitted by Section 7.3, shall not, in and of itself, constitute a Transfer for purposes of this Section 7.1.”

2.5Section 7.3 (Mergers or Acquisitions).  Section 7.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.3Mergers or Acquisitions.  Except in connection with Permitted Acquisitions, merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division).  A Subsidiary that is a Credit Party may merge or consolidate into another Subsidiary that is a Credit Party or into Borrower. A Subsidiary that is not a Credit Party may merge or consolidate into another Subsidiary that is not a Credit Party or into a Subsidiary that is a Credit Party Borrower (provided such Credit Party or Borrower is the survivor of such merger or consolidation).”

2.6Section 10 (Notices).  The contact information for Bank’s counsel set forth in Section 10 of the Loan Agreement hereby is amended in its entirety and replaced with the following:

“DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, Massachusetts 02110

Attn: Seth M. Bonneau, Esq.

Fax: (617) 406-6185

Email: Seth.Bonneau@us.dlapiper.com”

2.7Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are added or amended and restated in their entirety, as appropriate, to read as follows:

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Revolving Line” is an aggregate principal amount equal to $25,000,000, as such amount may be reduced pursuant to Section 2.8.

“Revolving Line Maturity Date” is April 1, 2023.

3.Conditions Precedent to Effectiveness.  This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of Bank:

3.1This Amendment shall have been duly executed and delivered by the respective parties hereto.  Bank shall have received a fully executed copy hereof.

3.2All necessary consents and approvals to this Amendment shall have been obtained by Borrower.

3.3After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

3.4Bank shall have received the fees, costs and expenses required to be paid pursuant to Section 5 of this Amendment (including the reasonable and documented fees and disbursements of legal counsel required to be paid thereunder).

4.Representations and Warranties.  Borrower hereby represents and warrants to Bank as follows:

4.1This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by Borrower, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

4.2Its representations and warranties set forth in this Amendment, the Loan Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are (i) to the extent qualified by materiality, true and correct in all respects and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

4.3The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the performance of Borrower under the Loan Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of Borrower and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of Borrower or (B) constitute a violation by Borrower of any applicable material Requirement of Law.

4.4Borrower acknowledges that Bank has acted in good faith and have conducted in a commercially reasonable manner their relationships with Borrower in connection with this Amendment and in connection with the other Loan Documents.  Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

5.Amendment Fee; Payment of Costs and Expenses.  Borrower shall pay to Bank a fully-earned, non-refundable amendment fee equal to Fifty Thousand Dollars ($50,000), which fee shall be paid on the date first set forth above.  In addition, Borrower shall pay to Bank all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto (which costs include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by Bank).

6.Choice of Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Southern District of the State of New York; provided, however, that nothing in the Loan Agreement as amended by this Amendment shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.Counterpart Execution.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.Effect on Loan Documents.

8.1The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Loan Agreement or of any Loan Documents or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Loan Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date.  Borrower hereby ratifies and reaffirms its obligations under the Loan Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications to the Loan Agreement set forth in this Amendment shall impair Borrower’s obligations under the Loan Documents or Bank’s rights under the Loan Documents.  Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Loan Agreement or any other Loan Document, to Bank as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.  Borrower acknowledges and agrees that the Loan Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that Borrower has no defenses to enforcement of the Loan Documents.  Borrower waives any and all defenses to enforcement of the Loan Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Loan Agreement.  To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

8.2To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8.3This Amendment is a Loan Document.

9.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated March 4, 2019, as modified by any information provided in writing by Borrower to Bank as an update thereto on or about the date hereof, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed.

10.Post-Closing Requirements. As soon as possible, but in any event within forty-five (45) days after the date of this Amendment, Borrower shall deliver to Bank a long-form good standing certificate of Rosetta Stone Ltd. certified by the Secretary of State (or equivalent agency) of Virginia.

11.Entire Agreement.  This Amendment constitutes the entire agreement between Borrower and Bank pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment.  All of the terms and provisions of this Amendment are hereby incorporated by reference into the Loan Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable.  All references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Loan Agreement as amended hereby.

12.Severability.  The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

[Remainder of page intentionally left blank; signature page follows]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

ROSETTA STONE LTD.

By:	/s/ Thomas Pierno
Name:	Thomas Pierno
Title:	Chief Financial Officer & Treasurer

LEXIA LEARNING SYSTEMS LLC

By:	/s/ Sean Klein
Name:	Sean Klein
Title:	Manager

BANK:

SILICON VALLEY BANK

By:	/s/ Will Devey
Name:	Will Devey
Title:	Director

[Signature Page to Eighth Amendment to Loan and Security Agreement]

Each Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment.  Each Guarantor hereby consents to the Amendment and agrees that the Guaranty of such Guarantor relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instruction delivered in connection herewith.  Each Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in each Loan Document which such Guarantor is a party are true, accurate and complete as if made the date hereof, and all such Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

guarantors:

rosetta stone inc.

By:	/s/ Thomas Pierno
Name:	Thomas Pierno
Title:	Chief Financial Officer

rosetta stone holdings inc.

By:	/s/ Thomas Pierno
Name:	Thomas Pierno
Title:	Chief Financial Officer & Treasurer

rosetta stone international inc.

By:	/s/ Thomas Pierno
Name:	Thomas Pierno
Title:	Chief Financial Officer & Treasurer